                                                                    EXHIBIT 5(a)


                       NEAL, GERBER & EISENBERG LETTERHEAD




                                  May 17, 2000


Union Tank Car Company
225 West Washington Street
Chicago, Illinois  60606

         Re:   Registration of Debt Securities

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the filing by Union Tank Car Company, a Delaware corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, which Registration Statement, together with a registration statement previously filed by the Company (Registration No. 333-45105), relates to up to $302,148,000 in aggregate principal amount of debt securities of the Company (the "Debt Securities"). The Debt Securities are to be issued by the Company in one or more series pursuant to an Indenture, dated as of May 16, 1997, between the Company and Harris Trust and Savings Bank (the "Trustee"), which has been incorporated by reference as an exhibit to the Registration Statement (the "Indenture"), as it may be supplemented from time to time by a separate supplement for each series of Debt Securities (each, a "Supplement").

         As such counsel, we have examined the Indenture and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also assumed that the specific terms and provisions of each series of Debt Securities will be approved by or pursuant to appropriate action of the Board of Directors of the Company and that the Supplement for each such series of Debt Securities will be duly authorized, executed and delivered by the Company and the Trustee. As to any facts material to our opinion, we have relied upon statements, certificates and representations and warranties of the Company, and its officers, including representations and warranties contained in the Indenture.

         Based upon and subject to the foregoing, it is our opinion that the Debt Securities, when each applicable Supplement is duly executed and delivered and the specific terms and provisions of each series of Debt Securities have been duly established and when duly executed on behalf of the Company, authenticated by the Trustee under the Indenture and sold by the Company in accordance with the related purchase agreement or underwriting agreement between the Company and the purchasers or underwriters, as the case may be, named therein, will be validly issued, will constitute valid and binding obligations of the Company in accordance with their respective terms and will be entitled to the benefits of the Indenture in accordance with their terms and the terms of the Indenture.

         The foregoing opinions are subject, as to enforceability, to the effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         We are members of the Bar of the State of Illinois, and we express no opinion herein concerning any laws other than the law of the State of Illinois, the Delaware General Corporation Law and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the prospectus relating to the Debt Securities that constitutes a part of the Registration Statement.

                                             Very truly yours,


                                             /s/ Neal, Gerber & Eisenberg

                                             NEAL, GERBER & EISENBERG